UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): July 21, 2021
EHEALTH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2625 AUGUSTINE DRIVE, SECOND FLOOR
SANTA CLARA, CA 95054
(Address of principal executive offices)    (Zip Code)

(650) 584-2700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EHTH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 21, 2021, the board of directors (the “Board”) of eHealth, Inc. (the “Company”) appointed Erin L. Russell as a Class III director. Ms. Russell’s addition to the Board was pursuant to the terms of an Agreement, dated May 12, 2021, by and among the Company, Starboard Value LP and certain of its affiliates.

Ms. Russell has served as a member of the board of directors of Kadant Inc., a global supplier of engineered systems, since January 2019, and as a board member of Tivity Health Inc., a leading provider of healthy living, fitness and social engagement solutions, since March 2020. She has also served as an industry advisor of Starboard Value Acquisition Corporation, a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, since August 2020. Previously, she was a principal of Vestar Capital Partners, L.P., a private equity firm specializing in management buyouts, recapitalizations and growth equity investments, from August 2001 until April 2017. While at Vestar, Ms. Russell served on the boards of directors of a number of companies, including most recently as a director of DeVilbiss Healthcare LLC, a company that designs, manufactures and markets respiratory medical products, from 2012 until July 2015 and as a director of 21st Century Oncology Inc., a provider of state-of-the-art radiation therapy and integrated cancer treatments, from 2008 until September 2016. She also served as a director of DynaVox Inc., a communications device manufacturer, from 2004 until 2014. Ms. Russell is currently a member of the school advisory board of St. Thomas Aquinas Catholic School, where she has served since June 2018, and the advisory boards of McIntire School of Commerce and the Jefferson Scholars Foundation at the University of Virginia, where she has served since June 2016 and April 2008, respectively. Ms. Russell holds a B.S. in commerce, with a concentration in accounting, from the McIntire School of Commerce, University of Virginia and an M.B.A. from Harvard Business School.

Ms. Russell has been named to the audit committee and strategy committee of the Board. Other than as described in this Current Report on Form 8-K, no arrangement or understanding exists between Ms. Russell and any other person pursuant to which she was selected as a director. Furthermore, there are no transactions or currently proposed transactions between Ms. Russell or any member of her immediate family, on the one hand, and the Company or any of its subsidiaries, on the other hand, that require disclosure under Item 404(a) of Regulation S-K.

On July 21, 2021, in connection with Ms. Russell’s appointment to the Board as a non-employee director and pursuant to the Company’s 2014 Equity Incentive Plan, Ms. Russell received an automatic grant of restricted stock units covering 3,374 shares of the Company’s common stock. The restricted stock units vest annually over four years from the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eHealth, Inc.
Date:	July 22, 2021	/s/ Scott Giesler
Scott Giesler SVP, General Counsel